UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
February 4, 2020
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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)
 ___________________________________________________

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	RCII	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 4, 2020, the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) appointed Glenn P. Marino to fill a vacancy on the Board. Mr. Marino will serve as a Class III director until the 2021 annual meeting of stockholders. The Board has determined that Mr. Marino is “independent” as defined by the listing standards of The Nasdaq Stock Market, Inc. Mr. Marino will be entitled to receive compensation for his service as a director consistent with the compensation paid to non-employee directors of the Company, as described in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders.
The press release containing this announcement is furnished as Exhibit 99.1.
Item 8.01     Other Events.
On February 6, 2020, the Company announced the appointment of Paul Hamilton as Vice President - National Accounts, a new position in the recently launched Preferred Lease business.
The press release containing this announcement is furnished as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed or furnished, as applicable, herewith:

Exhibit No.	Description
99.1	Press Release issued on February 6, 2020, by Rent-A-Center, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: February 7, 2020	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Interim General Counsel and Secretary